As filed with the Securities and Exchange Commission on August 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great American Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 East Fourth Street, Cincinnati, Ohio 45202 / (513) 357-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber, Great American Life Insurance Company

301 East Fourth Street, Cincinnati, Ohio 45202 / (513) 357-3300

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Individual Modified Single Premium Deferred Annuity Contract	$ Note 1	N/A Note 2	$ Note 1	$ Note 1

Note 1	Amount to be registered will be updated by pre-effective amendment. The registration fee will be paid prior to the effective date of this registration statement.
Note 2	Proposed maximum offering price per unit is not applicable because these securities are not issued in predetermined amounts or units.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX SUMMIT 6 ANNUITY PROSPECTUS

Dated [month day], 2018

The Index Summit 6 SM annuity is a modified single premium deferred annuity contract issued by Great American Life Insurance Company®. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments. The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year or two-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide returns based, in part, on the change in the value of an Index, which may be a market index such as the S&P 500 Index or the share price of an exchange-traded fund, such as an iShares ETF.

The value of an Indexed Strategy will increase if there is a positive change in the applicable Index Value at the end of a Term. Any increase for the Term is subject to a limit called the Cap or a limit called the Upside Participation Rate.

•

The Cap for a Term is the largest increase in the Index Value for a Term taken into account to determine the gain at the end of the Term. We can change the Cap for each new Term of an Indexed Strategy.

•

The Upside Participation Rate for a Term is the portion of the increase in the Index Value for a Term taken into account to determine the gain at the end of the Term. We can change the Upside Participation Rate for each new Term of an Indexed Strategy.

The value of an Indexed Strategy will decrease if there is a negative change in the applicable Index Value at the end of a Term. Any decrease for the Term is subject to a limit called the Downside Participation Rate. The Downside Participation Rate is the portion of the decrease in the Index Value for a Term taken into account to determine the loss at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%.

Before the end of a Term, the value of an Indexed Strategy will increase or decrease based on:

•

the value of hypothetical call and put options that reflect the possible future change in Index Value over the remainder of the Term and take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate,

•	the initial cost of those options, and

•	the cost of selling those options.

Each Indexed Strategy includes a risk of potential loss of principal each Term.

For this Contract, we currently offer eight Indexed Strategies and three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Each Indexed Strategy is available with one-year Terms or two-year Terms.

S&P 500 1-year Growth with Cap

S&P 500 2-year Growth with Cap

S&P 500 1-year Growth with Participation Rate

S&P 500 2-year Growth with Participation Rate

iShares MSCI EAFE ETF 1-year Growth with Participation Rate

iShares MSCI EAFE ETF 2-year Growth with Participation Rate

iShares U.S. Real Estate ETF 1-year Growth with Participation Rate

iShares U.S. Real Estate ETF 2-year Growth with Participation Rate

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long.

Risk Factors for this Contract appear on pages xx-xx and pages xx-xx. Variable indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Summit 6 annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•

Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

•	All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt, or other investments. If you buy this Contract, you aren’t investing directly in an Index, in the stocks included in S&P 500 Index, in the securities or other assets held by an iShares ETF, in any underlying index tracked by an iShares ETF, or in the securities or other assets held by such underlying index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF or any data related thereto.

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The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1825218NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1825418NW, E1825518NW, E1825618NW, E1825718NW, E1825818, E1825918NW, E1826018NW and E1826118NW. Our form number for the Death Benefit endorsement to this Contract is E1826318NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-XXXXXX.

[to be added by amendment]

SECTION I

INDEX SUMMIT 6 ANNUITY INFORMATION

Special Terms

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. The sum of the values of each Crediting Strategy, plus the value of the Purchase Payment Account, if any.

AMORTIZED OPTION COST. A percentage equal to: (1) the initial Net Option Value for an Indexed Strategy for a Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long or by 730 days if that Term is two years long. The initial Net Option Value is calculated at the start of the Term.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.

ATM CALL OPTION. A hypothetical at-the-money call option that will pay the holder an amount equal to the percentage increase, if any, in the Index Value from the last Market Close on or before the start of a Term to the final Market Close of that Term.

ATM PUT OPTION. A hypothetical at-the-money put option that will pay the holder an amount equal to the percentage decrease, if any, in the Index Value from the last Market Close on or before the start of a Term to the final Market Close of that Term.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

CAP. The largest positive Index Change for a Term that is taken into account to determine the gain at the end of the Term. For an Indexed Strategy that uses a Cap, we set the Cap for each Term of the Indexed Strategy before the first day of that Term. For a given Term, we may set a different Cap for amounts attributable to Purchase Payments received on different dates.

CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or gain or loss is calculated. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate.

DOWNSIDE PARTICIPATION RATE. The portion of the decrease in the Index value for a Term taken into account to determine the loss at the end of the Term. The Downside Participation Rate we set for an Indexed Strategy will apply to each Term of that Indexed Strategy. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first six Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that might otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund (ETF).

INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in an Index Value.

INDEX VALUE. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the final Market Close of that Term.

INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term, adjusted for any withdrawal during the Term and any related Early Withdrawal Charge.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.

MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

NET OPTION VALUE. A percentage used to determine the increase or decrease in the value of an Indexed Strategy before the final Market Close of a Term.

•

For strategies with a Cap, the Net Option Value as of a Market Close is a percentage equal to: (1) the value of the ATM Call Option at that Market Close; minus (2) the value of the OTM Call Option at that Market Close; and minus (3) the value of the ATM Put Option at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate, the Net Option Value as of a Market Close is a percentage equal to: (1) the value of the ATM Call Option at a Market Close multiplied by the Upside Participation Rate; minus (2) the value of the ATM Put Option at that Market Close multiplied by the Downside Participation Rate.

The option values in those formulas reflect the possible future change in Index value over the remainder of the Term and take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate,

OTM CALL OPTION. A hypothetical out-of-the-money call option that will pay the holder an amount equal to the percentage increase, if any, in the Index Value from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that increase exceeds the Cap for that Term.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or gain or loss is calculated. Terms are either one year long or two years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

TRADING COST. The estimated cost of selling the hypothetical options before the end of a Term. It is a percentage set by us from time to time that reflects the average difference between option values and market bid prices.

UPSIDE PARTICIPATION RATE. The portion of the increase in the Index Value for a Term taken into account to determine the gain at the end of the Term. For an Indexed Strategy that uses an Upside Participation Rate, we set the Upside Participation Rate for each Term of the Indexed Strategy before the first day of that Term. For a given Term, we may set a different Upside Participation Rate for amounts attributable to Purchase Payments received on different dates.

SUMMARY

The Great American Life Index Summit 6 annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits

•

The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•

The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•

The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.

Purchase Payments and Issue Age

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:

•	you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or

•	you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies

For this Contract, we currently offer eight Indexed Strategies and three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Each Indexed Strategy is available with one-year Terms or two-year Terms.

S&P 500 1-year Growth with Cap

S&P 500 2-year Growth with Cap

S&P 500 1-year Growth with Participation Rate

S&P 500 2-year Growth with Participation Rate

iShares MSCI EAFE ETF 1-year Growth with Participation Rate

iShares MSCI EAFE ETF 2-year Growth with Participation Rate

iShares U.S. Real Estate ETF 1-year Growth with Participation Rate

iShares U.S. Real Estate ETF 2-year Growth with Participation Rate

Indexed Strategy Value

At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.

•	Before the last Market Close of the Term, the value of an Indexed Strategy is equal to the Investment Base with an adjustment that is based on the Net Option Value as of the most recent Market Close.

•	Once the last Market Close of the Term has been reached, the value of an Indexed Strategy is equal to the Investment Base with an adjustment that is based on the Index Change at the end of that Term.

A withdrawal reduces the Strategy value by the amount of the withdrawal and any related Early Withdrawal Charge.

Gain at End of Term

The value of an Indexed Strategy will increase if there is a positive Index Change at the end of a Term. Any positive Index Change is subject to a Cap or an Upside Participation Rate.

•

If a Cap applies, then a gain at the end of a Term can never be more than the Cap for that Term even if the positive Index Change is greater than the Cap. For example, if the Cap for a Term of an Index Strategy is 12% and the Index Change for that Term is 20%, the gain at the end of that Term is 12%.

•

If an Upside Participation Rate applies, then a gain at the end of a Term will always be less than any positive Index Change. For example, if the Upside Participation Rate for a Term of an Index Strategy is 75% and the Index Change for that Term is 20%, the gain at the end of that Term is 15%.

We set the Caps and Upside Participation Rates prior to the start of each Term. This means Caps and Upside Participation Rates may change for each Term. At least 30 days before the next Term starts, we will notify you of the Caps and Upside Participation Rates that will apply to the Indexed Strategies for that next Term.

Loss at End of Term

The value of an Indexed Strategy will decrease if there is a negative Index Change at the end of a Term. Any negative Index Change is subject to a Downside Participation Rate. For each Term of each Indexed Strategy that we currently offer with this Contact, we have set the Downside Participation Rate at 50%. The Downside Participation will not change.

Due to the Downside Participation Rate, the loss at the end of a Term will always be less than any negative Index Change. For example, if the Downside Participation Rate is 50% and the negative Index Change for a Term is 20%, the loss at the end of that Term is 10%. In a hypothetical scenario where a Downside Participation Rate is 50% and a negative Index Change for a Term of an Indexed Strategy is 100%, the loss at the end of that Term would be 50% of the money allocated to that Indexed Strategy for that Term.

Gain or Loss before End of Term

Before the end of a Term, the value of an indexed strategy will increase or decrease based on:

•

the value of hypothetical call and put options that reflect the possible future change in Index value over the remainder of the Term and take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate,

•	the initial cost of those options, and

•	the cost of selling those options.

The gain or loss before the end of a Term is determined using the following formula.

Gain or loss = Net Option Value – Amortized Option Cost – Trading Cost

For a strategy with a Cap, three option values are included in the calculation of the Net Option Value.

•	ATM Call Option value, which represents the possible positive Index Change

•	OTM Call Option value, which is subtracted in order to limit any positive Index Change by the Cap

•	ATM Put Option value, which is multiplied by the Downside Participation Rate in order to value your share in any negative Index Change

For a strategy with an Upside Participation Rate, two option values are included in the calculation of the Net Option Value.

•	ATM Call Option value, which represents the possible positive Index Change and is multiplied by the Upside Participation Rate in order to value your share in any positive Index Change

•	ATM Put Option value, which is multiplied by the Downside Participation Rate in order to value your share in any negative Index Change

Here are two examples that show how the formula works.

Strategy with 11% Cap
At Market Close of Day 90 of Term
Assumptions
ATM Call Option value	7.20%
OTM Call Option value	1.86%
ATM Put Option value	4.80%
Downside Participation Rate	50%

Calculations
ATM Call Option value – OTM Call Option value	5.34%	7.20% – 1.86%
ATM Put Option value x Downside Participation Rate	– 2.40%	50% of 4.80%

Net Option Value	= 2.94%
Amortized Option Cost	– 1.30%
Trading Cost	– 0.15%

Gain	= 1.49%

Strategy with 75% Upside Participation Rate
At Market Close of Day 90 of Term
Assumptions
ATM Call Option value	7.20%
Upside Participation Rate	75%
ATM Put Option value	3.00%
Downside Participation Rate	50%

Calculations
ATM Call Option value x Upside Participation Rate	5.40%	75% of 7.20%
ATM Put Option value x Downside Participation Rate	– 1.50%	50% of 3.00%

Net Option Value	= 3.90%
Amortized Option Cost	– 1.20%
Trading Cost	– 0.15%

Gain	= 2.55%

Investment Base

We use the Investment Base of an Indexed Strategy to calculate any gain or loss. For example, if the Investment Base is $100,000, a 12% gain is equal to $12,000.

At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. A withdrawal reduces the Investment Base by the amount that, when gain or loss is included, equals the withdrawal and the related Early Withdrawal Charge. The reduction in the Investment Base due to a withdrawal is proportional to the reduction in the Strategy value due to that withdrawal.

This means:

•	if there is a gain on the date of the withdrawal, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge; and

•	if there is a loss on the date of the withdrawal, then the reduction in the Investment Base taken will be greater than the withdrawal and the related Early Withdrawal Charge.

Declared Rate Strategy

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than 1%. At least 30 days before the next Term starts, we will notify you of the Declared Rate that will apply to the Declared Rate Strategy for that next Term.

Strategy Renewals and Reallocations

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy.

Access to Your Money through Withdrawals

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. A withdrawal from an Indexed Strategy during a Term will reduce the Investment Base used to calculate any subsequent gain or loss in that Term.

Early Withdrawal Charge

An Early Withdrawal Charge applies during the first six Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance.

•	For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us.

•	For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary.

Payout Options

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts deducted to pay Early Withdrawal Charges.

Tax Deferral

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and related earnings if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, for each Term of an Indexed Strategy that we currently offer with this Contract, you will absorb 50% of any loss at the end of that Term. In addition, if you take a withdrawal or Surrender your Contract before the end of a Term, you can lose more than 50% of the money allocated to an Indexed Strategy because the loss will include a reduction for the Amortized Option Cost and the Trading Cost. If you allocate money to one or more Indexed Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss that is greater than 50% of your Purchase Payment(s).

Loss of Principal Related to Early Withdrawal Charge

There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or Surrender it during the first six Contract Years. This risk exists for each Strategy. A withdrawal from any Strategy, when an Early Withdrawal Charge applies, will reduce the value of the Strategy. This reduction will occur even if there is a gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from gains in the current and prior Terms.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Investment Return at End of Term

Any positive adjustment to an Indexed Strategy is limited by a Cap or an Upside Participation Rate. For Indexed Strategies with a Cap, a positive adjustment at the end of a Term will never be more than the Cap for that Term. For Indexed Strategies with an Upside Participation Rate, a positive adjustment at the end of a Term will always be less than the corresponding positive Index Change. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy with a Cap will not fully reflect the corresponding positive Index Change for a Term and the return on money allocated to an Indexed Strategy with an Upside Participation Rate will never reflect the entire corresponding positive Index Change for a Term.

Limits on Investment Return before End of Term

Before the end of a Term, we calculate gain or loss for an Indexed Strategy using formulas that are not tied directly to the underlying Index. The formulas include the values of hypothetical options. Such option values will vary from day to day. You will bear the risk that a change in such option values may reduce the gain at a Market Close before the end of a Term or may increase the loss at a Market Close before the end of a Term.

The formula also includes deductions for the Amortized Option Cost and the Trading Cost, which means that any positive adjustment to an Indexed Strategy at a Market Close before the end of a Term will almost always be less than the corresponding positive Index Change. Because the Amortized Option Cost is a decreasing value, its negative impact on any such positive adjustment will be more pronounced at the start of a Term than at the end of that Term. In addition, even if an Index Change at a Market Close before the end of a Term is positive, the corresponding adjustment to the Indexed Strategy may be negative due to these deductions.

Likewise, before the end of a Term, the Amortized Option Cost will have a negative effect on the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit

For more information on the formulas and the valuation of hypothetical options, see Appendix A.

Limits on Reallocations

You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Timing and Effect of Withdrawals

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal. If you take a withdrawal from an Indexed Strategy (including a withdrawal under an automatic withdrawal program) before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy. The reduction will be proportional to the reduction in the Account Value, which means that the reduction in the Investment Base could be larger than the dollar amount of the withdrawal. Reductions to the Investment Base will have a negative effect on any gains for the remainder of that Term, but will reduce any losses for the remainder of that Term. Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

No Ability to Determine Gains or Losses in Advance

If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance whether the adjustment that applies due to the withdrawal will be a gain or a loss or to calculate the amount of that gain or loss. Likewise, you will not be able to determine in advance the nature and size of an adjustment to the value of an Indexed Strategy and its effect on the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Caps, Upside Participation Rates and Trading Cost

We set a Cap or an Upside Participation Rate for each new Term of an Indexed Strategy. The Cap or Upside Participation Rate for a new Term of an Indexed Strategy may be lower than its Cap or Upside Participation Rate for the current Term. A Cap may be as low as 1%. An Upside Participation Rate may be as low as [5%]. You risk the possibility that the Cap or Upside Participation Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option values and market bid prices. You bear the risk of any negative effect of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, we will reallocate the applicable funds to a default Crediting Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation.

Replacement of an Index

We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate adjustments for gains and losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for gains and losses using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract

If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on an Indexed Strategy causes your Account Value to fall below $5,000.

No Direct Investment in an Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks.

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an ETF Index is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index.

Because changes in the value of an Indexed Strategy are subject to Caps or Upside Participation Rates and the Downside Participation Rate, the performance of an Indexed Strategy may diverge from the performance of the Index.

Market Risk

Money allocated to an Indexed Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF is subject to the risk that the fund’s share price may decline over a Term. You will absorb any such market loss in an amount up to the Downside Participation Rate. For example, if the Downside Participation Rate is 50%, then you will absorb 50% of the decline at the end of the Term.

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the value of the related options may have a negative effect on the value of the Indexed Strategy.

The historical performance of an Index or the related options does not guarantee future results.

S&P 500 Index. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments.

iShares MSCI EAFE ETF. The share price of the iShares MSCI EAFE ETF [insert description]. The share price may not replicate the performance of the fund, its underlying index, or the components of that index.

iShares U.S. Real Estate ETF. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index.

Regulatory Risk

Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages xx-xx.

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Changes in interest rates

•	Intense competition

•	Inability to attract and retain independent agents

•	Inability to obtain reinsurance or to collect on ceded reinsurance

•	Regulatory restrictions

•	Failure to maintain a commercially acceptable financial strength rating

•	Difficulties with technology or data security

•	Variations from the actuarial assumptions used to establish certain assets and liabilities in our annuity business

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

At the end of a Term, any increase in the value of an Indexed Strategy is determined based on the increase in the applicable Index since the start of that Term and the Cap for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the decrease in the applicable Index since the start of that Term and the Downside Participation Rate.

Before the end of a Term, any increase or decrease in the value of an Indexed Strategy is based on the Net Option Value of hypothetical call and put options related to the possible future change in the value of the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. Those options take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate

Each Indexed Strategy has a Cap or an Upside Participation Rate for each Term. We will set a new Cap or Upside Participation Rate for each Indexed Strategy prior to the start of each Term.

Each Indexed Strategy has a Downside Participation Rate that will not change from Term to Term. For each Term of each Indexed Strategy that we currently offer, the Downside Participation Rate is 50%. This means that each Term it is possible for you to lose a portion of the money allocated to any Indexed Strategy.

Available Indexed Strategies

For this Contract, we currently offer eight Indexed Strategies and three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Each Indexed Strategy is available with one-year Terms or two-year Terms.

S&P 500 1-year Growth with Cap

S&P 500 2-year Growth with Cap

S&P 500 1-year Growth with Participation Rate

S&P 500 2-year Growth with Participation Rate

iShares MSCI EAFE ETF 1-year Growth with Participation Rate

iShares MSCI EAFE ETF 2-year Growth with Participation Rate

iShares U.S. Real Estate ETF 1-year Growth with Participation Rate

iShares U.S. Real Estate ETF 2-year Growth with Participation Rate

Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long or two years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value

The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the reduction in the Investment Base for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

•	the gain or loss for that Term.

The reduction in the Investment Base for a withdrawal and the related Early Withdrawal Charge is the amount that, when gain or loss is included, equals the withdrawal and the charge.

•	If there is a gain, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•	If there is a loss, then the reduction in the Investment Base will be greater than the withdrawal and the related Early Withdrawal Charge.

A withdrawal and the related Early Withdrawal Charge reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the charge. The corresponding reduction in the Investment Base is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the charge.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base and the Investment Base after a withdrawal.

Percentage reduction in Strategy value = withdrawal and related charge / Strategy value before withdrawal

Proportionate reduction in Investment Base = Investment Base before withdrawal x percentage reduction in Strategy value

Investment Base after withdrawal = Investment Base before withdrawal - proportionate reduction in Investment Base

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume at the time of your withdrawal that you have a gain of 5%.

•	The gain is equal to $250 ($5,000 x 0.05).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The percentage reduction in the Strategy value is 19.05% ($1,000 / $5,250).

•	The proportionate reduction in the Investment Base is $952 ($5,000 x 0.1905).

•	The Investment Base after the withdrawal is $4,048 ($5,000 - $952).

•	Due to the gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $4,048 rather than $4,000.

Assume at the time of your withdrawal that you have a loss of 10%.

•	The loss is equal to $500 ($5,000 x 0.10).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The withdrawal reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The percentage reduction in the Strategy value is 22.22% ($1,000 / $4,500).

•	The proportionate reduction in the Investment Base is $1,111 ($5,000 x 0.2222).

•	The Investment Base after the withdrawal is $3,889 ($5,000 - $1,111).

•

Due to the loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal ($1,000). This means, after the withdrawal, the Investment Base is $3,889 rather than $4,000.

INDEXES

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser use an indexing strategy than involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to certain risks, including the following principal risks: assets under management risk, currency risk, financials sector risk, geographic risk, national closed market trading risk, non-U.S. securities risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, structural risk, and valuation risk. In addition, both the fund and the iShares U.S. Real Estate ETF are subject to the following principal risks: asset class risk, authorized participation concentration risk (which may be heightened for funds that invest in non-U.S. securities or other securities or instruments that have lower trading volumes), concentration risk, cyber security risk, equities securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, securities lending risk, and tracking error risk.

The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information including a prospectus that includes information about the fund’s investment objectives, risk factors, and charges and expenses, visit www.iShares.com and search ticker symbol IYR.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to certain risks including the following principal risks: dividend risk, real estate investment risk, and risk of investing in the United States. In addition, both the fund and the iShares MSCI EAFE ETF are subject to the following principal risks: asset class risk, authorized participation concentration risk, concentration risk, cyber security risk, equities securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, securities lending risk, and tracking error risk,

The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information including a prospectus that includes information about the fund’s investment objectives, risk factors, and charges and expenses, visit www.iShares.com and search ticker symbol IYR.

Index Values

For Indexed Strategies that use the S&P 500 Index, the Index Value is the value of the S&P 500 Index at the applicable Market Close. For Indexed Strategies that use the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF, the Index Value is the applicable exchange-traded fund’s share price on the New York Stock Exchange Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate adjustments for gains and losses using the old Index up until the replacement date. After the replacement date, we will calculate adjustments for gains and losses using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the Index Change for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Downside Participation Rate will not change.

Example. This example is intended to show how we would calculate gain or loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index
Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 - 1000) / 1,000 = 5%

The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term Start	$50,000
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Cap	8%
Positive Index Change Limited by Cap	8%

Gain as a Percentage	8% x 100% = 8%
Gain in Dollars	$50,000 x 8% = $4,000
Strategy Value at Term End	$50,000 + $4,000 = $54,000

CAPS AND PARTICIPATION RATES

We set limits for the gains and losses for each Indexed Strategy. We limit gains with a Cap or an Upside Participation Rate. We limit losses with the Downside Participation Rate. For information about the current Caps and Participation Rates offered for new Contracts, please contact your registered representative.

Cap. The Cap for an Indexed Strategy is the largest positive Index Change at the end of a Term that is taken into account to determine the gain for that Indexed Strategy for that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Value.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	Your return on an Indexed Strategy may be less than the Cap.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is the percentage of the positive Index Change at the end a Term that is taken into account to determine the gain for that Indexed Strategy for that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Value.

•	The Upside Participation Rate will vary between Indexed Strategies.

•	The Upside Participation Rare for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than [5%].

•	For each Term, your return on an Indexed Strategy with an Upside Participation Rate will be less than the Index Change for that Term.

Caps and Upside Participation Rates. We set Caps and Upside Participation Rates based on the cost of hedging, interest rates, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps and Upside Participations Rates for Contracts with larger Purchase Payments may be higher than the Caps and Upside Participations Rates for Contracts with smaller Purchase Payments.

Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term and the Caps and Upside Participation Rates that will apply to Indexed Strategies for the next Term.

Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is the percentage of the negative Index Change at the end of a Term that is taken into account to determine the loss for that Indexed Strategy for that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Value.

For each Term of each Indexed Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

GAINS AND LOSSES AT END OF TERM

After the final Market Close of a Term, the value of an Indexed Strategy includes the gain or loss, if any, for that Term. Gain or loss is calculated on the Investment Base.

Any gain or loss is determined based on the increase or decrease in the applicable Index since the start of that Term. This increase or decrease is expressed as a percentage of the Index Value at the start of the Term. It is measured from the Index Value at the last Market Close on or before the first day of that Term to the Index Value at the final Market Close of the Term.

Example. The Index Value was 1000 at the start of a Term.

•	If the Index Value at the final Market Close is 1065, then there is a positive Index Change of 6.5% ((1065 - 1000) / 1000).

•	If the Index Value at the final Market Close is 925, then there is a negative Index Change of 7.5% ((925 - 1000) / 1000).

Strategies with Cap

Here are the formulas that we use to calculate the amount of the gain or loss at the end of a Term of an Indexed Strategy with a Cap.

Amount of gain or loss = Investment Base x gain or loss percentage

Gain percentage = Index Change, subject to Cap

Loss percentage = Index Change x Downside Participation Rate

Example. At the beginning of a Term, your entire Account Value of $100,000 is allocated to an Indexed Strategy with a 14% Cap and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At the Final Market Close of the Term	At the Final Market Close of the Term
Index Change	+16%	–16%
Gain or Loss	+14% (16% > 14% Cap)	–8% (50% of –16%)
	+14,000 ($100,000 x 0.14)	–8,000 ($100,000 x –0.08)
Account Value	$114,000 ($100,000 + $14,000)	$92,000 ($100, 000 - $8,000)

Strategies with Upside Participation Rate

Here are the formulas that we use to calculate the amount of the gain or loss at the end of a Term for an Indexed Strategy with an Upside Participation Rate.

Amount of gain or loss = Investment Base x gain or loss percentage

Gain percentage = Index Change x Upside Participation Rate

Loss percentage = Index Change x Downside Participation Rate

Example. At the beginning of a Term, your entire Account Value of $100,000 is allocated to an Indexed Strategy with a 75% Upside Participation Rate and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At the Final Market Close of the Term	At the Final Market Close of the Term
Index Change	+16%	–16%
Gain or Loss	+12% (75% of 16%)	–8% (50% of –16%)
	+12,000 ($100,000 x 0.12)	–8,000 ($100,000 x –0.08)
Account Value	$112,000 ($100,000 + $12,000)	$92,000 ($100, 000 - $8,000)

GAINS AND LOSSES BEFORE END OF TERM

Before the final Market Close of a Term, the value of an Indexed Strategy includes gain or loss, if any, as of the most recent Market Close of that Term. Gain or loss is calculated on the Investment Base.

Here are the formulas that we use to calculate the amount of the gain or loss before the end of a Term.

Amount of gain or loss = Investment Base x gain or loss percentage

Gain or loss percentage = Net Option Value – Amortized Option Cost – Trading Cost

Examples. At the beginning of a Term, your entire Account Value of $100,000 is allocated to an Indexed Strategy. You do not take any withdrawals during that Term, which means your Investment Base on each day of that Term is $100,000.

	At the Market Close on Day 30 of the Term	At the Market Close on Day 253 of the Term
Net Option Value	3.26%	9.80%
Amortized Option Cost	4.44%	1.48%
Trading Cost	0.20%	0.20%
Gain or Loss	1.38% loss (3.26% - 4.44% - 0.20%)	8.12% gain (9.80% - 1.48% - 0.20%)
	$1,380 loss ($100,000 x 0.0138)	$8,120 gain ($100,000 x 0.0812)
Strategy Value	$98,620 ($100,000 - $1,380)	$108,120 ($100,000 + $8,120)

	At the Market Close on Day 30 of the Term	At the Market Close on Day 253 of the Term
Net Option Value	9.80%	3.26%
Amortized Option Cost	4.44%	1.48%
Trading Cost	0.20%	0.20%
Gain or Loss	5.16% gain (9.80% - 4.44% - 0.20%)	1.58% gain (3.26% - 1.48% - 0.20%)
	$5,160 gain ($100,000 x 0.0516)	$1,580 gain ($100,000 x 0.0158)
Strategy Value	$105,160 ($100,000 + $5,160)	$101,580 ($100,000 + $1.580)

Net Option Value

For an Indexed Strategy with a Cap, three option values are included in the calculation of the Net Option Value.

•	ATM Call Option value, which represents the possible positive Index Change

•	OTM Call Option value, which is subtracted in order to limit any positive Index Change by the Cap

•	ATM Put Option value, which is multiplied by the Downside Participation Rate in order to value your share in any negative Index Change

For an Indexed Strategy with an Upside Participation Rate, two option values are included in the calculation of the Net Option Value.

•	ATM Call Option value, which represents the possible positive Index Change and is multiplied by the Upside Participation Rate in order to value your share in any positive Index Change

•	ATM Put Option value, which is multiplied by the Downside Participation Rate in order to value your share in any negative Index Change

Amortized Option Cost

Amortized Option Cost starts with the Net Option Value at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Value is then multiplied by a percentage, which reflects the time remaining in the Term and the length of the Term.

Trading Cost

Trading Cost is a percentage that reflects the average difference between option values and market bid prices.

Appendix A contains more examples and information about how we calculate gains and losses before the end of a Term, Net Option Values, and Amortized Option Costs. It also contains more information about the call and put options we use in our calculations and the standard valuation model that use to determine the value of such options.

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy.

We will set the Declared Rate for a one-year Term before that Term starts. It is guaranteed for the entire Term.

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates. We will notify you of the Declared Rate for a Term at least 30 days before that Term begins.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:

•	you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or

•	you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Summit 6 annuity, directly transfer it to an Index Summit 6 annuity, or roll it over to an Index Summit 6 annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay an early withdrawal charge if you later take withdrawals from your Index Summit 6 annuity. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Summit 6 annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY RENEWALS AND REALLOCATIONS AT TERM END

Renewals

At the end of each Term of a given Crediting Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy unless you reallocate all or a portion of the ending value to a different Crediting Strategy.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap or Upside Participation Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate will not change from Term to Term.

Availability of Strategies

At the end of a Term, we may eliminate a particular Crediting Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term and the Declared Rate, the Caps and Upside Participation Rates that will apply.

One Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

Reallocations to Default Strategies

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will reallocate the amount to a default Strategy.

Here are the rules that will apply to reallocations to a default Strategy.

•	We will reallocate to the Declared Rate Strategy.

•	If no Declared Rate Strategy is available, then we will designate a default Indexed Strategy and we will reallocate to that designated default Strategy.

If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategies until all Declared Rate Strategies are exhausted; and

•	then proportionally from Indexed Strategies having the shortest Term.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the gain or loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Gains and Losses section above.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor.

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Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

•

Automatic withdrawals during a Term of an Indexed Strategy will systematically reduce the Investment Base, which will reduce any subsequent gain during and at the end of that Term. Such reductions could be significant.

•	Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below.

•	Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

EARLY WITHDRAWAL CHARGE

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps and Upside Participation Rates.

The Early Withdrawal Charge applies if, during the first six Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply. An Early Withdrawal Charge reduces your Account Value.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is (1) the amount you withdraw plus (2) any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•	The amount subject to the charge will not include the Free Withdrawal Allowance or the amount, if any, that qualifies for a waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Example for Surrender. You Surrender your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.

Example for Withdrawal. You withdraw $12,000 from your annuity in Contract Year 5. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We use the following formula to calculate the Early Withdrawal Charge.

(Requested withdrawal x EWC rate) / (1.00 - EWC rate) = Early Withdrawal Charge

($12,000 x 0.04) / (1.00 - 0.04) = $480 / 0.96 = $500

We take the Early Withdrawal Charge of $500, you receive $12,000, and your Account Value is reduced by $12,500.

Note. If the amount subject to the Early Withdrawal Charge included only the amount you withdrew, the charge would have been $480. Because the amount subject to the Early Withdrawal charge also included the amount needed to pay the charge, the actual charge is $500.

Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 (10% of $200,000). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

Early Withdrawal Charge Waivers

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•

Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of a Request in Good Order for a lump sum payment.

•

If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post- death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is the greater of:

•	the Account Value determined as of the date that the Death Benefit value is determined; or

•	the Purchase Payments (the “Purchase Payment base”), reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

In either case, the Death Benefit value is reduced by premium tax or other taxes not previously deducted.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added. This happens when the Purchase Payment base is larger than the Account Value at the time of the withdrawal.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600

Determination Date

The date that the Death Benefit value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.

Proof of Death

Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules

Any election is subject to the Death Benefit Distribution Rules described below.

A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.

We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•

For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. Fixed periods shorter than 10 years are not available.

•

If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

•

If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Fixed periods shorter than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

•

If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

•

If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

•

If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

•

If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•

If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

•

If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•

Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.

We cannot apply a Purchase Payment if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 513-768-5115.

•

Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the New York Stock Exchange Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or New York Stock Exchange Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or New York Stock Exchange Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. Your request to cancel must be in writing and signed by you.

When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request.

The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and any gain or loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request. We do not refund any charges or deductions that relate to a withdrawal taken before you cancel the Contract.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

Appendix C contains a summary of the state law provisions related to the free look period and the required refund amount.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any gains and losses credited to your Contract.

Such statements will be sent to your last known address on our records. You will have 60 days from the date you receive such statement to inform us of any errors, and otherwise such statement will be deemed final and correct.

We will send out written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Unless you inform us of any errors within 60 days of receipt of a confirmation, we will consider it to be accurate and complete.

ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•

For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•

For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•

For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•

You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

We may terminate your Contract at any time that the Account Value is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract. For example, we may terminate your Contract if a loss on an Indexed Strategy causes your Account Value to fall below $5,000. If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to variable indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, benefits payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Compensation Plans
Plan Types

IRC §408 (IRA, SEP, SIMPLE IRA)

IRC §408A (Roth IRA)

IRC §403(b) (Tax-Sheltered Annuity)

IRC §401 (Pension, Profit–Sharing, 401(k))

Governmental IRC §457(b)

IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b)

		• IRC §409A Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Distribution Restrictions	Distributions from Contract or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit	Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax contributions or other “investment in the contract” is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other Contracts are generally deemed to come from investment in the contract on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.		Generally, distributions must be included in taxable income until all earnings are paid out. Thereafter, distributions are tax-free return of the “investment in the contract”. However, distributions are tax-free until any contributions made before August 14, 1982 are returned.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax “investment in the contract” (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax “investment in the contract” has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	No penalty taxes.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Compensation Plans
Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be exchanged for another non-tax-qualified annuity contract on a tax-free basis as permitted by the IRC. Amounts may be exchanged into a non-tax-qualified Contract from a life insurance policy, an endowment contract, or another non-tax-qualified annuity contract on a tax-free basis as permitted by the IRC.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 70 1/2. However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

All Contracts are generally subject to required distributions after death. Generally, if payments from a non-tax-qualified Contract have begun under a payout option during life or if the required beginning date for distributions from a tax-qualified Contract had been reached, then after death any remaining payments must be made at least as rapidly as those made or required before death. If payments from a non-tax-qualified Contract have not begun, or if the required beginning date for distributions from a tax-qualified Contract has not been reached, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

GREAT AMERICAN LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to pay adjustments for gains and losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to pay adjustments for gains and losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the iShares MSCI EAFE exchange traded fund or iShares U.S. Real Estate exchange traded fund.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

[to be updated by amendment]

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-XXXXXX.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

SECTION II

GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our home office is located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company. American Financial Group, Inc. is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and fixed-indexed annuities.

Here is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

American Financial Group, Inc. (“AFG”)

|	Great American Financial Resources, Inc. (“GAFRI”) is a subsidiary of AFG. It is a financial services holding company.

|	Great American Life Insurance Company (“GALIC”) is a subsidiary of GAFRI. It is the issuer of the [product name] and other annuity products.

|	Annuity Investors Life Insurance Company is a subsidiary of GALIC. It also issues annuity products.

|	Great American Advisors, Inc. (“GAA”) is a subsidiary of AFG. It is the principal underwriter and distributor of the Index Summit 6 annuity.

|	Great American Insurance Company (“GAI) is the principal insurance subsidiary of AFG.

|	American Money Management Corporation (“AMMC”) is a subsidiary of AFG. It provides investment services for AFG and certain of its affiliated companies, including Great American Life.

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Information on GALIC’s Business and Property

[to be updated by amendment if needed]

NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.

Annuity Segment

General

GALIC sells traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. The annuity operations employed approximately 600 people at December 31, 2017. These operations are conducted primarily through the companies listed in the following table, which includes 2017 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$4,130	402,000	A	A+
Annuity Investors Life Insurance Company	211	114,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Premiums
	2017	2016	2015
Financial institutions single premium annuities — indexed	$1,711	$1,950	$1,741
Financial institutions single premium annuities — fixed	622	468	229
Retail single premium annuities — indexed	1,723	1,714	1,864
Retail single premium annuities — fixed	83	82	69
Education market — fixed and indexed annuities	174	184	194

Total fixed annuity premiums	4,313	4,398	4,097
Variable annuities	28	37	42

Total annuity premiums	$4,341	$4,435	$4,139

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums (purchase payments), credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

Annuity contracts are generally classified as either fixed rate (including fixed-indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of assets and liabilities.

A fixed-indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing market index (generally the S&P 500) or other external rate, price, or unit value (an “index”) while protecting against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). GALIC purchases call options designed to substantially offset the effect of the index participation in the liabilities associated with fixed-indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of fair value accounting for derivatives related to fixed-indexed annuities (“FIAs”) (dollars in millions):

	Year ended December 31
	2017	2016	2015
Annuity earnings before income taxes — before the impact of derivatives related to FIAs	$418	$398	$356
Impact of derivatives related to FIAs (*)	(33)	(27)	(23)

Total annuity premiums	$385	$371	$333

(*)

FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase of call options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities (fair value of $2.54 billion at December 31, 2017) and the related call options (fair value of $701 million at December 31, 2017) are considered derivatives that must be marked-to-market through earnings each period. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 65 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct nearly 1,100 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2017 statutory premiums):

	2017	2016
The PNC Financial Services Group, Inc.	9.1%	9.7%
Wells Fargo & Company	8.1%	14.2%
Regions Financial Corporation	6.5%	4.8%
LPL Financial	5.5%	4.8%
BB&T Corporation	5.5%	4.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities directly through writing agents rather than through NMOs and MGAs.

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable products in all states except New York and Vermont. At December 31, 2017, GALIC had approximately 515,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2017 and the comparable preceding years are shown below:

	2017	2016	2015
California	10.0%	9.8%	9.7%
Florida	7.3%	8.5%	9.0%
Pennsylvania	6.1%	7.2%	7.2%
Ohio	5.4%	5.2%	5.7%
Texas	5.1%	4.6%	4.3%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risk Factors Related to GALIC’s Business. Competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 105,000 policies and $12.05 billion gross ($3.73 billion net of reinsurance) of life insurance in force at December 31, 2017. Renewal premiums, net of reinsurance, were $17 million in 2017, $18 million in 2016 and $20 million in 2015. At December 31, 2017, GALIC’s life insurance reserves were $309 million, net of reinsurance recoverables.

Investment Portfolio

General

A summary of GALIC’s fixed maturities and equity securities is shown in Note E to the financial statements. For additional information on GALIC’s investments, see Management’s Discussion and Analysis — “Investments.”

Fixed Maturity Investments

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2017 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$17,884	$18,469	59%
BBB	9,394	9,732	31%

Total investment grade	27,278	28,201	90%

BB	592	606	2%
B	251	254	1%
CCC, CC, C	511	603	2%
D	332	379	1%

Total non-investment grade	1,686	1,842	6%

Not rated	1,094	1,180	4%

Total	$30,058	$31,223	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 10% of GALIC’s fixed maturity investments are MBS. At December 31, 2017, 98% (based on statutory carrying value of $30.03 billion) of GALIC’s fixed maturity investments had a NAIC designation of 1 or 2 (the highest of the six designations).

Equity Investments

At December 31, 2017, GALIC held common and perpetual preferred stocks classified as available for sale with a fair value of $593 million.

Regulation

GALIC and its insurance company subsidiaries are subject to regulation in the jurisdictions where they do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2018 by GALIC to its parent without seeking regulatory approval is $263 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2018 without seeking regulatory approval is $29 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Properties

GALIC leases the majority of its office and storage facilities from AFG.

Risk Factors Related to GALIC’s Business

[to be updated by amendment if needed]

In addition to the other information set forth in this prospectus, particularly information under “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the following factors could materially affect GALIC’s business, financial condition, cash flows or future results. Any one of these factors could cause GALIC’s actual results to vary materially from recent results or from anticipated future results. The risks described below are not the only risks facing GALIC. Additional risks and uncertainties not currently known to management or that management currently deems to be immaterial also may materially adversely affect GALIC’s business, financial condition and/or operating results.

Adverse developments in the financial markets and deterioration in global economic conditions could have a material adverse effect on GALIC’s results of operations and financial condition.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, during the financial crisis that started approximately ten years ago, the United States and many other economies experienced a prolonged economic downturn, resulting in heightened credit risk, reduced valuation of certain investments and decreased economic activity. Financial markets may again experience significant and prolonged disruption, including disruption from unanticipated events. In the years following the financial crisis, the federal government has taken steps to stabilize financial markets, but such steps may not be effective.

Changes in financial markets including fluctuations in interest rates, credit conditions, equity prices and many other factors that are unpredictable and beyond GALIC’s control can adversely affect the value of investments and the realization of investment income.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, and changes in global economic conditions, including interest rates, could have a material adverse effect on GALIC’s results of operations and financial condition.

As of December 31, 2017, approximately 91% of GALIC’s investment portfolio holdings consisted of fixed maturity investments that are sensitive to changes in interest rates. A decline in interest rates may reduce the returns earned on new and floating-rate fixed maturity investments, thereby reducing GALIC’s net investment income, while an increase in interest rates may reduce the value of GALIC’s existing fixed maturity investments, which primarily have fixed interest rates. The value of GALIC’s fixed maturity investments is also subject to risk that certain investments may default or become impaired due to deterioration in the financial condition of issuers of those investments. If a decline in the fair value of a specific investment (below its amortized cost) is considered to be other-than-temporary, a provision for impairment would be charged to earnings.

Interest rates have remained at historical lows for an extended period. In addition, central banks in some countries have recently pursued largely unprecedented negative interest rate policies, the consequences of which are uncertain. The continuation of the current low interest rate environment or a deflationary environment with negative interest rates could affect business behavior in ways that are adverse to GALIC and could constrict GALIC’s net investment income.

As of December 31, 2017, mortgage-backed securities constituted approximately 10% of GALIC’s fixed maturity portfolio. In addition to the risks applicable to the entire fixed maturity investment portfolio, changes in interest rates can expose GALIC to prepayment risks on mortgage-backed securities. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are paid down more quickly, requiring GALIC to reinvest the proceeds at the then current market rates, which may be lower than on the securities repaid.

Changes in interest rates could adversely affect the profitability of GALIC’s annuity business.

The profitability of GALIC’s annuity segment is largely dependent on the spread between what it earns on its investments and the crediting rate it pays on its annuity contracts plus expenses incurred.

Both rising and declining interest rates can negatively affect GALIC’s annuity results. Most of GALIC’s annuity products have guaranteed minimum crediting rates. Although GALIC could reduce the average crediting rate on a substantial portion of its traditional fixed and fixed-indexed annuities during periods of low or falling interest rates, GALIC may not be able to fully offset the decline in investment earnings with lower crediting rates.

During periods of rising interest rates, GALIC may experience competitive pressure to increase crediting rates to avoid a decline in sales or increased surrenders, thus resulting in lower spreads. In addition, an increase in surrenders could require the sale of investments at a time when the prices of those assets are lower due to the increase in market rates, which may result in realized investment losses.

Intense competition could adversely affect GALIC’s results of operations.

GALIC’s annuity segment competes with individual insurers and insurance groups, mutual funds and other financial institutions. In addition, in recent years, offshore and/or hedge fund companies have made significant acquisitions of annuity businesses. Competition is based on numerous factors including reputation, product design, interest crediting rates, performance, scope of distribution, price and perceived financial strength and credit ratings. Peer companies and competitors for GALIC’s annuity segment include the following companies and/or their subsidiaries: Allianz Life Insurance Company of North America, American Equity Investment Life Holding Company (Eagle Life Insurance Company), American International Group Inc., Athene Holding Ltd, Global Atlantic Financial Group Ltd. (Forethought Life Insurance Company), Lincoln National Corp., MetLife, Inc., Nationwide Mutual Insurance Company, Pacific Life Insurance Company, Sumitomo Life Insurance Company (Symetra Financial Corp.) and Voya Financial, Inc.

Some of GALIC’s competitors have more capital and greater resources than GALIC, and may offer a broader range of products and lower prices than GALIC offers. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

A significant percentage of GALIC’s sales of annuity products through financial institutions is concentrated in a small number of institutions.

Annuity premiums generated through financial institutions represented 54% of GALIC’s annuity premiums in 2017 and have been a key driver in the growth of GALIC’s annuity business. In 2017, two large financial institutions accounted for 32% of GALIC’s total sales through financial institutions and 17% of GALIC’s overall annuity sales. In the financial institutions annuity market, GALIC competes directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. Loss of a substantial portion of this business coupled with a failure to replace these financial institutions if they significantly reduce sales of GALIC annuities could reduce GALIC’s future growth.

GALIC’s premiums could be adversely affected if it is not able to attract and retain independent agents.

GALIC’s reliance on the independent agency market makes it vulnerable to a reduction in the amount of business written by agents. Many of GALIC’s competitors also rely significantly on the independent agency market. Accordingly, GALIC must compete with other insurance carriers for independent agents’ business. Some of its competitors offer a wider variety of products, higher crediting rates or higher commissions. A reduction in the number of independent agencies marketing GALIC’s products, the failure of agencies to successfully market GALIC’s products, changes in the strategy or operations of agencies (including agency consolidation) or the choice of agencies to reduce their writings of GALIC products could adversely affect GALIC’s future growth.

The inability to collect on ceded reinsurance could adversely affect GALIC’s results of operations.

GALIC has reinsured the majority of its run-off life segment and is subject to credit risk with respect to its reinsurers, as GALIC will remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations under agreements covering the reinsurance ceded. The collectability of recoverables from reinsurers is subject to uncertainty arising from a number of factors, including a reinsurer’s financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract and changes in market conditions. As of December 31, 2017, recoverables from reinsurers reported on GALIC’s Balance Sheet were $312 million.

GALIC is subject to comprehensive regulation, and its ability to earn profits may be restricted by these regulations.

GALIC is subject to comprehensive regulation by government agencies in the states where its insurance companies are domiciled and where they issue policies and handle claims. Most insurance regulations are designed to protect the interests of GALIC’s policyholders and third party claimants as opposed to its investors.

The Dodd-Frank Act, enacted in June 2010, mandates changes to the regulation of the financial services industry. Implementation of the Dodd-Frank Act is ongoing. The potential impacts of the Act on the U.S. insurance industry are not clear, but may affect GALIC’s operations and governance in ways that could adversely affect GALIC’s financial condition and results of operations.

Changes in domestic or foreign tax laws or interpretations of such laws could increase GALIC’s corporate taxes and reduce earnings. On December 22, 2017, the U.S. enacted The Tax Cuts and Jobs Act of 2017 (“TCJA”), which significantly reforms the U.S. tax code. GALIC’s deferred tax assets and liabilities have been revalued as of December 31, 2017 to reflect the newly enacted corporate tax rate. The U.S. Treasury and the Internal Revenue Service are expected to issue implementation guidance for the TCJA in 2018. Clarifications and interpretations of the TCJA may adversely affect GALIC’s expected effective tax rate and the realization of deferred taxes.

On April 6, 2016, the U.S. Department of Labor (“DOL”) released a final regulation that substantially expands the range of activities that will be considered fiduciary advice under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The regulation’s scheduled effective date was April 10, 2017. This regulation deems advisers, including insurance agents, who sell annuities to IRAs, IRA rollovers or 401(k) plans to be fiduciaries and prohibits them from receiving compensation unless they comply with a prohibited transaction exemption requiring, among other things, advisers to comply with impartial conduct standards of acting in the customer’s best interest, making no misleading statements and receiving reasonable compensation. On February 3, 2017, President Trump issued a presidential memorandum directing the DOL to examine the regulation, and on April 4, 2017, the DOL announced “the delay rule” that deferred the effective date of the regulation until June 9, 2017, as it continued its examination as mandated by the President’s executive order. The rule further delayed certain requirements associated with prohibited transaction exemptions, other than the impartial conduct standards, under the final regulation until January 1, 2018. On November 29, 2017, the DOL extended this transition period another 18 months. As a result, insurance agents can continue selling fixed-indexed annuities through July 1, 2019, provided the agent complies with the impartial conduct standards. Regardless, during this transition period, the increased regulatory burdens and compensation changes required of agents to comply with the prohibited transaction exemptions may negatively impact GALIC’s business, results of operations or financial condition. If the final regulation is fully implemented on July 1, 2019, compliance with the prohibited transaction exemptions will likely result in additional regulatory burdens, changes to GALIC’s product offerings and increased litigation risk, which could negatively impact GALIC’s business, results of operations or financial condition. Management cannot currently predict the effect on GALIC’s business if the DOL’s examination mandated by the President results in the proposal of significant changes to the final regulation (or a further delay of the July 1, 2019 implementation date).

Existing insurance-related laws and regulations may become more restrictive in the future or new restrictive laws may be enacted; it is not possible to predict the potential effects of these laws and regulations. The costs of compliance or the failure to comply with existing or future regulations could impose significant burdens on GALIC.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its business, financial condition, results of operations and/or cash flows.

GALIC’s financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. GALIC believes that the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

GALIC may experience difficulties with technology or data security, which could have an adverse effect on its business or reputation.

GALIC uses computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise GALIC’s ability to perform business functions in a timely manner, which could harm its ability to conduct business and hurt its relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, GALIC’s systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if GALIC’s employees are able to report to work, they may be unable to perform their duties for an extended period of time if GALIC’s data or systems are disabled or destroyed.

GALIC’s computer systems are vulnerable to security breaches due to the sophistication of cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures, and employee misconduct. In addition, over time, and particularly recently, the sophistication of these threats continues to increase. GALIC’s administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect GALIC’s information may be insufficient to detect or prevent unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to GALIC’s computer systems or those of third parties with whom GALIC does business.

GALIC has increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose GALIC to increased risk related to data security or service disruptions. If GALIC does not effectively develop, implement and monitor these relationships, third party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to GALIC’s business process functions are terminated, GALIC may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose GALIC to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs and costs to improve the security and resiliency of GALIC’s computer systems. The compromise of personal, confidential or proprietary information could also subject GALIC to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations or exchanges. As a result, GALIC’s ability to conduct business and its results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could adversely affect GALIC’s reputation and have a material adverse effect on GALIC’s business, financial condition and results of operations.

GALIC receives and is required to protect certain confidential information from customers, vendors and other third parties that may include financial information. In addition, GALIC and certain of its third-party vendors receive and store personal information in connection with GALIC’s human resources operations and other aspects of GALIC’s business. GALIC is subject to numerous federal and state laws regarding the privacy and security of personal information, which laws vary significantly from jurisdiction to jurisdiction. If any disruption or security breach results in a loss or damage to GALIC’s data, or inappropriate disclosure of GALIC’s confidential information or that of others, it could damage GALIC’s reputation, affect its relationships with customers and clients, lead to claims against GALIC, result in regulatory action and harm GALIC’s business.

In addition, GALIC may be required to incur significant costs to mitigate the damage caused by any security breach or to protect against future damage.

Variations from the actuarial assumptions used to establish certain assets and liabilities in GALIC’s annuity business could adversely affect GALIC’s results of operations.

The earnings on GALIC’s annuity products depend significantly upon the extent to which actual experience is consistent with the assumptions used in setting reserves and establishing and amortizing deferred policy acquisition costs. These assumptions relate to investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call options used in the fixed-indexed annuity business, mortality, surrenders, annuitizations and other withdrawals. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. These assumptions, and therefore GALIC’s results of operations, could be negatively impacted by changes in any of the factors listed above.

Changes to existing accounting standards could adversely impact GALIC’s reported results of operations.

For SEC reporting purposes, GALIC prepares its financial statements in accordance with U.S. generally accepted accounting principles, as promulgated by the Financial Accounting Standards Board, subject to the accounting-related rules and interpretations of the SEC. Changes in accounting standards, particularly those that specifically apply to insurance company operations, may impact GALIC’s reported financial results and could cause increased volatility in reported earnings, resulting in other adverse impacts on GALIC’s ratings and cost of capital, and decrease the understandability of GALIC’s financial results as well as the comparability of GALIC’s reported results with other insurers.

Directors and Executive Officers of Great American Life

[to be updated by amendment if needed]

The directors and executive officers of Great American Life are as follows. Age and position(s) are provided as of April 15, 2018. Great American Life does not have an audit, nominating or compensation committee. None of its directors are independent under the independence standards of the New York Stock Exchange.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
John P. Gruber	56	Director Senior Vice President and Secretary General Counsel	May 2018 November 2005 November 2005
Jeffrey G. Hester	52	Director	December 2010
Christopher P. Miliano	59	Director Executive Vice President and Treasurer Chief Financial Officer and Chief Accounting Officer	May 2002 May 2002 May 2002
Mark F. Muething	58	Director President Chief Operating Officer	October 1993 April 2018 April 2012
Michael J. Prager	58	Director	May 2002

John P. Gruber

Mr. Gruber has served as a director of GALIC since May, 2018, and as GALIC’s Senior Vice President, General Counsel and Secretary since November, 2005. He also serves as Chief Compliance Officer of GAFRI. Mr. Gruber has been with AFG since July, 1993.

Jeffrey G. Hester

Mr. Hester has served as a director of GALIC since December 2010. He also serves as Controller of GAFRI. Mr. Hester has been with AFG since December 1993.

Christopher P. Miliano

Mr. Miliano has served as a director of GALIC since May 2002. He has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has been with AFG since September 1979.

Mark F. Muething

Mr. Muething has served as a director of GALIC since October 1993, as GALIC’s President since April 2018, and Chief Operating Officer since April 2012. Mr. Muething has been with AFG since October 1993.

Michael J. Prager

Mr. Prager has served as a director of GALIC since May 2002. He also serves as Executive Vice President, Chief Risk Officer, and Chief Actuary of GAFRI.

Executive Compensation

Great American Life does not have any employees but rather its parent Great American Financial Resources, Inc. (GAFRI) provides personnel to Great American Life, including the named executive officers set out in the table above. GAFRI provides personnel pursuant to a Services Agreement between Great American Life and GAFRI.

As a result, Great American Life does not determine or pay any compensation to its named executive officers or additional personnel provided by GAFRI. GAFRI determines and pays salaries, bonuses and other compensation to the named executive officers and additional personnel provided by GAFRI. GAFRI also determines whether and to what extent it will provide employee benefit plans to such persons.

Great American Life does not have employment agreements with its named executive officers and does not provide pension or retirement benefits, perquisites or other personal benefits to such officers. It does not have arrangements to make payments to its named executive officers upon termination of their employment or in the event of a change in control of Great American Life.

See “Transactions with Related Persons” for more information about the Services Agreement.

Transactions with Related Persons

[to be updated by amendment]

Transactions between GALIC and GAFRI

Pursuant to a Services Agreement between Great American Life and GAFRI, GAFRI furnishes Great American Life with infrastructure, printing, office, duplicating, telecommunications, purchasing, personnel, data processing, administrative, consultative, legal, financial, actuarial and other services requested by Great American Life. Great American Life pays for these services on the basis of cost, which may not be greater than the costs that Great American Life would expend in providing such services to itself. Payments for these services by Great American Life to GAFRI were $[xxx] in 2017, $[xxx] in 2016 and $[xxx] in 2015.

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were $3.7 million in 2017, $5.3 million in 2016 and $4.2 million in 2015.

GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of $108.2 million in 2017, $133.3 million in 2016 and $114.0 million in 2015.

The chart below shows the amounts paid by GALIC to AFG in 2017, 2016 and 2015 for various services. All of these transactions were based on fair market value.

	2017	2016	2,015
Information technology services	$6.0 million	$5.5 million	$4.8 million
Business support and human resources services	$3.6 million	$3.5 million	$3.0 million
Internal audit support	$1.0 million	$1.3 million	$1.0 million
Creative marketing services	$1.0 million	$0.8 million	$0.8 million

In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2017, 2016 and 2015 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

[to be updated by amendment]

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by AFG’s Audit Committee or another committee comprised of independent directors of AFG’s Board of Directors

AFG’s Audit Committee reviews and evaluates all transactions with related parties. In addition, AFG’s Audit Committee Charter provides that the Audit Committee review and approve all related party transactions involving directors, executive officers and significant shareholders of AFG that require disclosure pursuant to SEC Regulation S-K Item 404. In considering any transaction, the AFG Audit Committee may consider all relevant factors, including as applicable: AFG’s business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to AFG.

While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form.

Code of Ethics, Code of Conduct and Corporate Governance Principles

AFG has adopted a Code of Ethics applicable to all employees of AFG and its subsidiaries, including those who provide services to Great American Life. AFG has also adopted Corporate Governance Guidelines. The Code and Guidelines are available on AFG’s website at www.AFGinc.com, under “About Us - Leadership and Governance.” A printed copy of the Code and Guidelines may be obtained by Contract owners by contacting us at P.O. Box 4523, Cincinnati OH 45201-5423 or by calling us at 1-800-789-6771. AFG intends to satisfy any disclosure requirements regarding any amendments to, or waivers from, provisions of the Code by posting such information on its website as promptly as practicable, as may be required by applicable SEC and NYSE rules.

APPENDIX A: GAIN OR LOSS BEFORE END OF TERM

This Appendix contains more information about how we calculate gains, losses and Indexed Strategy values before the end of a Term. It also contains examples to help your understand these calculations. It also contains information about the call and put options we use in our calculations and the valuation model that we use to determine the value of such options.

Gain or Loss

Before the end of a Term, the amount of gain or loss for an Indexed Strategy is equal to:

(1)	the Investment Base; multiplied by

(2)	the gain or loss percentage determined based on the value of hypothetical options.

Gain or Loss Percentage

The gain or loss percentage is equal to:

(1)	the Net Option Value for the Strategy as of the most recent Market Close of the Term; minus

(2)	the Amortized Option Cost as of the most recent Market Close of the Term; and minus

(3)	Trading Cost.

Amortized Option Cost

The Amortized Option Cost is a percentage equal to:

(1)	the Net Option Value for the Strategy at the beginning of the Term; multiplied by

(2)	the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term or by 730 for a two-year Term.

Net Option Value for Strategies with Cap

The Net Option Value as of a Market Close is a percentage equal to:

(1)	the value of the ATM Call Option at the Market Close; minus

(2)	the value of the OTM Call Option at the Market Close; and minus

(3)	the value of the ATM Put Option at the Market Close multiplied by the Downside Participation Rate.

The value of the ATM Call Option minus the value of the OTM Call Option approximates the current market value of the potential increase in the Index, up to the Cap, over the Term. We use the value of the OTM Call Option to represent the Cap. As a result, the Cap percentage is not included in this Net Option Value formula.

The value of the ATM Put Option approximates the current market value of the potential decrease in the Index, modified by the Downside Participation Rate, over the Term.

The current market value of the potential increase minus the current market value of the potential decrease approximates the current market value of any change in the Index, as limited by the Cap and the Downside Participation Rate, over the Term.

It is important to note that the Net Option Value will almost always be less than the Index Change because, when we calculate the Net Option Value, we subtract the value of the ATM Put Option, and the ATM Put Option always has some value due to the always present potential for loss before the end of the Term.

Net Option Value for Strategies with Upside Participation Rate

The Net Option Value as of a Market Close is a percentage equal to:

(1)	the value of the ATM call option at the Market Close multiplied by the Upside Participation Rate; minus

(2)	the value of the ATM put option at the Market Close multiplied by the Downside Participation Rate

The value of the ATM Call Option approximates the current market value of the potential increase in the Index, modified by the Upside Participation Rate, over the Term.

The value of the ATM Put Option approximates the current market value of the potential decrease in the Index, modified by the Downside Participation Rate, over the Term.

The current market value of the potential increase minus the current market value of the potential decrease approximates the current market value of any change in the Index, as limited by the Upside Participation Rate and the Downside Participation Rate, over the Term.

It is important to note that the Net Option Value will almost always be less than the Index Change because, when we calculate the Net Option Value, we subtract the value of the ATM Put Option, and the ATM Put Option always has some value due to the constant present potential for loss before the end of the Term.

Option Values

We determine the values of the hypothetical options using a valuation model. The value of each option is stated as a percentage of the Index Value at the last Market Close on or before the first day of the Term.

•	ATM Call Option (at-the-money call option)

The ATM Call Option is a hypothetical call option that will pay the holder an amount equal to the percentage increase, if any, in the Index Value from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ATM Put Option (at-the-money put option)

The ATM Put Option is a hypothetical put option that will pay the holder an amount equal to the percentage decrease, if any, in the Index Value from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	OTM Call Option (out-of-the-money call option)

The OTM Call Option is a hypothetical call option that will pay the holder an amount equal to the percentage increase, if any, in the Index Value from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

Trading Cost

Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage set by us from time to time to reflect the average difference between option values and market bid prices.

Valuation Model

We use a mathematical model to value the hypothetical options in our formulas because direct option prices are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the values of the Indexed Strategies before the final Market Close of the Term.

The valuation model is widely used for option pricing. It calculates the theoretical value of options using the following components: initial and current Index Values, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of the components of the model.

•	Index Values

The initial Index Value for a Term is the value of the Index at the last Market Close on or before the first day of the Term. The current Index Value is the value of the Index as of the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index Value and the applicable call option values.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM call option strike price = Index Value at the start of the Term

ATM put option strike price = Index Value at the start of the Term

OTM call option strike price = Index Value at the start of the Term multiplied by (1 + Cap)

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use linear interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

Examples for Indexed Strategy with Cap

Assumptions for	Cap for the Term	11%
Both Gain and Loss	Downside Participation Rate	50%
Calculations	Strategy value at start of Term (Investment Base)	$100,000
	Withdrawals during Term	None
	Number of days in Term	365
	Number of days remaining until the final Market Close	244
	Value of ATM Call Option at the start of the Term (initial ATM call)	6.00%
	Value of OTM Call Option at the start of the Term (initial OTM call)	1.35%
	Value of ATM Put Option at the start of the Term (initial ATM put)	5.40%
	Trading Cost	0.15%

Assumptions for	Value of ATM Call Option as of the most recent Market Close (current ATM call)	7.12%
Gain Calculation	Value of OTM Call Option as of the most recent Market Close (current OTM call)	1.79%
	Value of ATM Put Option as of the most recent Market Close (current ATM put)	4.80%

Assumptions for	Value of ATM Call Option as of the most recent Market Close (current ATM call)	x.xx %
Loss Calculation	Value of OTM Call Option as of the most recent Market Close (current OTM call)	x.xx %
	Value of ATM Put Option as of the most recent Market Close (current ATM put)	x.xx %

	Calculation of Amortized Option Cost
	initial ATM Call Option	6.00%
–	Initial OTM Call Option	1.35%
–	(initial ATM Put Option x Downside Participation Rate)	2.70%	(5.40% x 50%)

	Net Option Value at start of Term	1.95%
x	(# of days remaining until final Market Close / 365)	66.84%	(244 / 365)

	Amortized Option Cost as of most recent Market Close	1.30%

	Calculation of Gain
	current ATM Call Option		7.12%
–	current OTM Call Option		1.79%
–	(current ATM Put Option x Downside Participation Rate)		2.40%	(4.80% x 50%)

=	Net Option Value as of most recent Market Close		2.93%
–	Amortized Option Cost as of most recent Market Close		1.30%
–	Trading Cost		0.15%

=	Gain as of most recent Market Close		1.48%

	Dollar Amount of gain	+ $	1,480	($100,000 x 1.48%)
	Strategy value as of most recent Market Close		$101,480

Calculation of Loss
	current ATM Call Option		x.xx	%
–	current OTM Call Option		x.xx	%
–	(current ATM Put Option x Downside Participation Rate)		x.xx	%	(x.xx% x 50%)

=	Net Option Value as of most recent Market Close		x.xx	%
–	Amortized Option Cost as of most recent Market Close		x.xx	%
–	Trading Cost		0.15%

=	Loss as of most recent Market Close		x.xx	%

	Dollar Amount of loss	– $	x,xxx		($100,000 x – x.xx%)
	Strategy value as of most recent Market Close	$	xx,xxx

Examples for Indexed Strategy with Upside Participation Rate

Assumptions for	Upside Participation Rate for the Term	75%
Both Gain and Loss	Downside Participation Rate	50%
Calculations	Strategy value at start of Term (Investment Base)	$100,000
	Withdrawals during Term	None
	Number of day in Term	365
	Number of days remaining until the final Market Close of Term	244
	Value of ATM call option at the start of the Term (initial ATM call)	6.00%
	Value of ATM put option at the start of the Term (initial ATM put)	5.40%
	Trading Cost	0.15%

Assumptions for	Value of ATM Call Option as of the most recent Market Close (current ATM call)	7.12%
Gain Calculation	Value of ATM Put Option as of the most recent Market Close (current ATM put)	3.00%

Assumptions for	Value of ATM Call Option as of the most recent Market Close (current ATM call)	x.xx %
Loss Calculation	Value of ATM Put Option as of the most recent Market Close (current ATM put)	x.xx %

	Calculation of Amortized Option Cost
	(initial ATM Call Option x Upside Participation Rate)	4.50%	(6.00% x 75%)
–	(initial ATM Put Option x Downside Participation Rate)	2.70%	(5.40% x 50%)

	Net Option Value at start of Term	1.80%
x	(# of days remaining until final Market Close / 365)	66.84%	(244 / 365)

	Amortized Option Cost as of most recent Market Close	1.20%

	Calculation of Gain
	(current ATM Call Option x Upside Participation Rate)		5.34%	(7.12% x 75%)
–	(current ATM Put Option x Downside Participation Rate)		1.50%	(3.00% x 50%)

=	Net Option Value as of most recent Market Close		3.84%
–	Amortized Option Cost as of most recent Market Close		1.20%
–	Trading Cost		0.15%

=	Gain as of most recent Market Close		2.49%

	Dollar Amount of gain	+ $	2,490	($100,000 x 2.49%)
	Strategy value as of most recent Market Close		$102,490

Calculation of Loss
	(current ATM Call Option x Upside Participation Rate)		x.xx	%	(x.xx% x 75%)
–	(current ATM Put Option x Downside Participation Rate)		x.xx	%	(x.xx% x 50%)

=	Net Option Value as of most recent Market Close		x.xx	%
–	Amortized Option Cost as of most recent Market Close		x.xx	%
–	Trading Cost		0.15%

=	Loss as of most recent Market Close		x.xx	%

	Dollar Amount of loss	– $	x,xxx		($100,000 x – x.xx%)
	Strategy value as of most recent Market Close	$	xx,xxx

APPENDIX B: EXAMPLES OF IMPACT OF WITHDRAWALS ON INDEXED STRATEGY VALUES

[to be updated by amendment]

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and gains and losses at the end of the Term. These examples assume that you allocate $100,000 to an S&P 500 Indexed Strategy with a Cap and $100,000 to an S&P 500 Indexed Strategy with an Upside Participation Rate. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 Strategy with Cap	S&P 500 Strategy with Upside Participation Rate
Investment Base at Term Start	$100,000	$100,000
Gain as a Percentage on Withdrawal Date	2.50%	1.50%
Gain in Dollars on Withdrawal Date	$100,0000 x .0250 = $2,500	$100,0000 x .0150 = $1,500
Strategy Value before Withdrawal	$100,000 + $2,500 = $102,500	$100,000 + $1,500 = $101,500
Percentage Reduction in Strategy Value	$10,000 / $102,500 = 9.76%	$10,000 / $101,500 = 9.85%
Proportional Reduction in Investment Base	$100,000 x .0976 = $9,760	$100,000 x .0985 = $9,850
Investment Base after Withdrawal	$100,000 - $9,760 = $90,240	$100,000 - $9,850 = $90,150
Value at End of Term
Investment Base after Withdrawal	$90,240	$90,150
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 – 1000) / 1000 = 13%	(1130 – 1000) / 1000 = 13%
Cap	11%	n/a
Upside Participation Rate	n/a	75%
Gain as a Percentage	11%	13% x 75% = 9.75%
Gain in Dollars	$90,240 x .1100 = $9,926	$90,150 x .0975 = $8,790
Strategy Value at Term End	$90, 240 + $9,926 = $100,166	$90,150 + $8,970 = $99,120

Indexed Strategy with Cap

In this example, the amount you realized on your $100,000 investment at the end of the Term is $110,166 ($10,000 withdrawal plus the $100,166 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $111,000 ($100,000 Investment Base plus $11,000 gain ($100,000 x 11%)).

This hypothetical Strategy value of $111,000 exceeds the amount realized of $110,166 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($10,000 - $9,760 = $240); and

•	the subsequent gain at the Term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($9,926 - $11,000 = -$1,074).

The result ($240 - $1,074 = -$834) is equal to the difference between the hypothetical Strategy value and the amount realized ($111,000 - $834 = $110,166).

Indexed Strategy with Upside Participation Rate

In this example, the amount you realized on your $100,000 investment at the end of the Term is $109,120 ($10,000 withdrawal plus the $99,120 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $109,750 ($100,000 Investment Base plus $9,750 gain ($100,000 x 9.75%)).

This hypothetical Strategy value of $109,750 exceeds the amount realized of $109,120 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($10,000 - $9,850 = $150); and

•	the subsequent gain at the Term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($8,970 - $9,750 = -$780).

The result ($150 - $780 = -$630) is equal to the difference between the hypothetical Strategy value and the amount realized ($109,750 - $630 = $109,120).

Example B: Withdrawal When Index Falls and Then Rises

[to be updated by amendment]

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 Strategy with Cap	S&P 500 Strategy with Upside Participation Rate
Investment Base at Term Start
Loss as a Percentage
Loss in Dollars
Strategy Value before Withdrawal
Percentage Reduction in Strategy Value
Proportional Reduction in Investment Base
Investment Base after Withdrawal
Value at End of Term
Investment Base after Withdrawal
Index Value at Term Start
Index Value at Term End
Positive Index Change
Cap
Upside Participation Rate
Gain as a Percentage
Gain in Dollars
Strategy Value at Term End

In this example, the amount you realized on your $50,000 investment at the end of the Term is $53,556 ($10,000 withdrawal plus the $43,556 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $56,000 ($50,000 investment base plus $6,000 gain ($50,000 x 12%)).

This hypothetical Strategy value of $56,000 exceeds the amount realized of $53,556 because:

•	the loss at the time of the withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($10,000 - $11,111 = -$1,111); and

•	the subsequent gain at the term end was calculated on a smaller investment base, which caused that gain to be smaller than the hypothetical gain ($4,667 - $6,000 = -$1,333).

The result (-$1,111 + -$1,333 = -$2,444) is equal to the difference between the hypothetical Strategy value and the amount realized ($56,000 - $2,444 = $53,556).

Example C: Withdrawal When Index Falling Steadily

[to be updated by amendment]

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 Strategy with Cap	S&P 500 Strategy with Upside Participation Rate
Investment Base at Term Start
Loss as a Percentage
Loss in Dollars
Strategy Value before Withdrawal
Percentage Reduction in Strategy Value
Proportional Reduction in Investment Base
Investment Base after Withdrawal
Value at End of Term
Investment Base after Withdrawal
Index Value at Term Start
Index Value at Term End
Negative Index Change
Downside Participation Rate
Loss as a Percentage
Loss in Dollars
Strategy Value at Term End

In this example, the amount you realized on your $50,000 investment at the end of the Term is $45,816 ($10,000 withdrawal plus the $35,816 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $45,816 exceeds this hypothetical Strategy value of $45,000 because:

•	the loss at the time of the withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($10,000 - $10,204 = -$204); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $3,890 = $1,020).

The result ($1,020 - $204 = $816) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,816 - $816 = $45,000).

Example D: Withdrawal When Index Rises and Then Falls

[to be updated by amendment]

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 Strategy with Cap	S&P 500 Strategy with Upside Participation Rate
Investment Base at Term Start
Gain as a Percentage
Gain in Dollars
Strategy Value before Withdrawal
Percentage Reduction in Strategy Value
Proportional Reduction in Investment Base
Investment Base after Withdrawal
Value at End of Term
Investment Base after Withdrawal
Index Value at Term Start
Index Value at Term End
Negative Index Change
Downside Participation Rate
Loss as a Percentage
Loss in Dollars
Strategy Value at Term End

In this example, the amount you realized on your $50,000 investment at the end of the Term is $46,175 ($10,000 withdrawal plus the $36,175 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,175 exceeds this hypothetical Strategy value of $45,000 because:

•	the gain at the time of the withdrawal caused the reduction in the investment base to be less than the actual amount withdrawn ($10,000 - $9,805 = $195); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be smaller than the hypothetical loss ($5,000 - $4,020 = $980).

The result ($195 + $980 = $1,175) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,175 - $1,175 = $45,000).

Example E: Multiple Withdrawals in a Volatile Market

[to be updated by amendment]

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 Strategy with Maximum Gain	S&P 500 Strategy with Upside Participation Rate
Investment Base at Term Start
Gain as a Percentage
Gain in Dollars
Strategy Value before Withdrawal
Percentage Reduction in Strategy Value
Proportional Reduction in Investment Base
Investment Base after Month 4 Withdrawal

Impact of $3,500 Withdrawal from Each Strategy in Month 6 of Term
Investment Base after Month 4 Withdrawal
Loss as Percentage
Loss in Dollars
Strategy Value before Withdrawal
Percentage Reduction in Strategy Value
Proportional Reduction in Investment Base
Investment Base after Month 6 Withdrawal

Impact of $4,000 Withdrawal from Each Strategy in Month 8 of Term
Investment Base after Month 6 Withdrawal
Gain as a Percentage
Gain in Dollars
Strategy Value before Withdrawal
Percentage Reduction in Strategy Value
Proportional Reduction in Investment Base
Investment Base after Month 8 Withdrawal
Value at End of Term
Investment Base after Month 8 Withdrawal
Index Value at Term Start
Index Value at Term End
Negative Index Change
Downside Participation Rate
Loss as a Percentage
Loss in Dollars
Strategy Value at Term End

In this example, the amount you realized on your $50,000 investment at the end of the Term is $46,130 ($10,000 total withdrawal plus the $36,130 Strategy value at the end of the Term).

Had no withdrawal occurred, your Strategy value at the end of the Term would have been $45,000 ($50,000 investment base minus $5,000 loss ($50,000 x -10%)).

The amount realized of $46,130 exceeds this hypothetical Strategy value of $45,000 because:

•	the gains at the time of the $2,500 and $4,000 withdrawals caused the reductions in the investment base to be less than the actual amounts withdrawn ($2,500 - $2,475 = $25 and $4,000 - $3,773 = $227);

•	the loss at the time of the $3,500 withdrawal caused the reduction in the investment base to be greater than the actual amount withdrawn ($3,500 - $3,607 = -$107); and

•	the subsequent loss at the term end was calculated on a smaller investment base, which caused that loss to be less than the hypothetical loss ($5,000 - $4,015 = $985).

The result ($25 + $227 - $107 + $985 = $1,130) is equal to the difference between the amount realized and the hypothetical Strategy value ($46,130 - $1,130 = $45,000).

Example F: Amount Available for a Withdrawal When Index Rises

[to be updated by amendment]

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 Strategy with Maximum Cap;

•	the Contract Effective Date and the Term Start Date are both April 6, 2019;

•	the Cap for the initial Term of the that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2019;

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2020.

Term Start Date	April 6, 2019
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index Value	1900

Withdrawal Date	August 1, 2019
Gain Percentage	1%	See Footnote 6 below.
Gain	$500	See Footnote 6 below.
Strategy Value before Withdrawal	$50,500	See Footnote 7 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 8 below.
Early Withdrawal Charge	$435	See Footnote 9 below.
Total Amount Withdrawn	$10,435	See Footnote 10 below.
Percentage Reduction in Strategy Value	20.66%	See Footnote 11 below.
Proportional Reduction in Investment Base	$10,332	See Footnote 11 below.
Investment Base after Withdrawal	$39,668	See Footnote 12 below.
Strategy Value after Withdrawal	$40,065	See Footnote 13 below.

Term End Date	April 6, 2020
Index Value	2033
Positive Index Change	7%	See Footnote 14 below.
Gain Percentage	7%	See Footnote 17 below.
Investment Base after Withdrawal	$39,668	See Footnote 12 below.
Gain	$2,777	See Footnote 17 below.
Strategy Value at Term End	$42,445	See Footnote 18 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Cap is the largest positive Index Change for a Term taken into account to determine the gain at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of gain unless the Index goes up more than 12%.

Footnote 6. When there is a positive Index Change, we use the following formulas to calculate the gain.

Formula         Investment Base x gain percentage = gain in dollars

Calculation    $50,000 x 0.01 = $500

Footnote 7. In this example, there is a gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the gain as of that date.

Formula         Investment Base + gain = Strategy value

Calculation    $50,000 + $500 = $50,500

Footnote 8. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula         Purchase Payment x 10% = FWA for first Contract Year

Calculation    $50,000 x 0.10 = $5,000

Footnote 9. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula         [(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge

Calculation    [($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 10. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula         Requested withdrawal + Early Withdrawal Charge = total amount withdrawn

Calculation    $10,000 + $435 = $10,435

Footnote 11. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the gain.

Formula         Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value

Calculation    $10,435 / $50,500 = 20.66%

Formula         Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base

Calculation    $50,000 x 0.2066 = $10,332

Footnote 12. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal

Calculation    $50,000 - $10,332 = $39,668

Footnote 13. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula         Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal

Calculation    $50,500 - $10,435 = $40,065

Footnote 14. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula         (Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date

Calculation    (2033 - 1900) / 1900 = 7%

Footnote 17. When there is a positive Index Change, we use the following formulas to calculate the gain.

Formula         Index Change limited by Cap = gain percentage

Calculation    7% x 100% = 7%

Footnote 18. In this example, there is a gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the Investment Base on the Term End Date plus the gain as of that date.

Formula         Investment Base on Term End Date + gain = Strategy value on Term End Date

Calculation    $39,668 + $2,777 = $42,445

Footnote 19. In this example, there is a gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy Value on that date is the Investment Base on the Term End Date plus the adjustment for the gain as of that date.

Formula         Investment Base + gain = Strategy Value

Calculation    $39,668 + $2,777 = $42,445

Example G: Amount Available for a Withdrawal When Index Falls

[to be updated by amendment]

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 Indexed Strategy with Cap;

•	the Contract Effective Date and the Term Start Date are both April 6, 2019;

•	you request a $10,000 withdrawal on August 1, 2019;

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2020.

Term Start Date	April 6, 2019
Strategy Value		$50,000	See Footnote 1 below.
Investment Base		$50,000	See Footnote 1 below.
Downside Participation Rate		50%	See Footnote 2 below.
Index Value		1900

Withdrawal Date	August 1, 2019
Loss Percentage		-6%	See Footnote 5 below.
Loss	-$	3,000	See Footnote 5 below.
Strategy Value before Withdrawal		$47,000	See Footnote 6 below.
Amount of Withdrawal Requested		$10,000
Free Withdrawal Allowance		$5,000	See Footnote 7 below.
Early Withdrawal Charge		$435	See Footnote 8 below.
Total Amount Withdrawn		$10,435	See Footnote 9 below.
Percentage Reduction in Strategy Value		22.2%	See Footnote 10 below.
Proportional Reduction in Investment Base		$11,101	See Footnote 10 below.
Investment Base after Withdrawal		$38,899	See Footnote 11 below.
Strategy Value after Withdrawal		$36,565	See Footnote 12 below.

Term End Date	April 6, 2020
Index Value		1748
Negative Index Change		-8%	See Footnote 13 below.
Loss Percentage		-8%	See Footnote 15 below.
Investment Base		$38,899	See Footnote 11 below.
Loss	-$	3,112	See Footnote 15 below.
Strategy Value at Term End		$35,787	See Footnote 16 below.

Footnote 1. On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is the largest negative Index Change for a Term taken into account to determine the loss at the end of the Term.

Footnote 5. When there is a negative Index Change, we use the following formulas to calculate the loss.

Formula         Index Change x Downside Participation Rate = loss percentage

Calculation    -6% = -6%

Formula         loss percentage x Investment Base = loss in dollars

Calculation    $50,000 x -0.06 = -$3,000

Footnote 6. In this example, there is a loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the loss as of that date.

Formula         Investment Base - loss = Strategy value

Calculation    $50,000 - $3,000 = $47,000

Footnote 7. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula         Purchase Payment x 10% = FWA for first Contract Year

Calculation    $50,000 x 10% = $5,000

Footnote 8. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula         [(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge

Calculation    [($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435

Footnote 9. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula         Requested withdrawal + Early Withdrawal Charge = total amount withdrawn

Calculation    $10,000 + $435 = $10,435

Footnote 10. When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the loss.

Formula         total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value

Calculation    $10,435 / $47,000 = 22.20%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base

Calculation    $50,000 x 0.2220 = $11,101

Footnote 11. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal

Calculation    $50,000 - $11,101 = $38,899

Footnote 12. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula         Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal

Calculation    $47,000 - $10,435 = $36,565

Footnote 13. The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula         (Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date

Calculation    (1748 - 1900) / 1900 = -8%

Footnote 15. When there is a negative Index Change, we use the following formula to calculate the loss percentage.

Formula         Index Change x Downside Participation Rate = loss percentage

Calculation    -8% = -8%

Formula         Investment Base x loss percentage = loss in dollars

Calculation    $38,899 x -0.08 = -$3,112

Footnote 16. In this example, there is a loss on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the Investment Base on the Term End Date minus the loss as of that date.

Formula         Investment Base on Term End Date - loss = Strategy value

Calculation    $38,899 - $3,112 = $35,787

APPENDIX C: STATE VARIATIONS

[to be updated by amendment based on state variations for this contract]

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contracts Issued in Michigan

We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued In Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause. The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges
Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arkansas	20 days	Account Value	30 days	Account Value
California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.
Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges
Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Delaware	20 days	Account Value	30 days	Purchase Payments
District of Columbia	20 days	Account Value	30 days	Account Value
Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Georgia	20 days	Purchase Payments	30 days	Purchase Payments
Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges
Idaho	20 days	Purchase Payments	30 days	Purchase Payments
Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Indiana	20 days	Account Value	30 days	Purchase Payments
Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges
Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Maine	20 days	Account Value	30 days	Account Value + Fees/Charges
Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Massachusetts	20 days	Account Value	30 days	Purchase Payments
Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments
Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges
Missouri	20 days	Purchase Payments	30 days	Purchase Payments
Montana	20 days	Account Value	30 days	Account Value + Fees/Charges
Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Nevada	20 days	Purchase Payments	30 days	Purchase Payments
New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges
North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges
Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments
Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges
Pennsylvania	20 days	Account Value	30 days	Account Value

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Tennessee	20 days	Account Value	30 days	Purchase Payments
Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Utah	20 days	Purchase Payments	30 days	Purchase Payments
Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges
Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments
West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges
Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio: Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida: You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas: You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas: Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

APPENDIX D: FINANCIAL INFORMATION AND FINANCIAL STATEMENTS

[to be added by amendment]

Forward-Looking Statements

Selected Financial Data

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Financial Statements and Supplementary Data

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$200,000
Estimated Filing Fees	$3,500
Estimated Legal Fees	$200,000
Registration Fees	$ [to be determined]

Item 14.	Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

1.1 Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

2.1 No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

3.1 Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

3.2 Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or selfinsurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination. American Financial Group, Inc. (“AFG”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of AFG and of the companies which are, directly or indirectly, more than 50% owned by AFG, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978, or in the case of companies directly or indirectly 50% owned by AFG, which includes the Registrant, such later date as AFG or its predecessors may be deemed to control the company. The policy contains various exclusions and reporting requirements.

Item 15.	Recent Sales of Unregistered Securities

Not applicable

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)

Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)	Governing Documents

(a)

Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(b)

Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a)	Contracts

(1)	Index Summit 6 Individual Deferred Annuity Contract (Form No. P1825218NW) is filed herewith.

(4)(b)	Tax Endorsements

(1)

Inherited Contract Endorsement (Form No. E1091612NW) (Non-Qualified Plans) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)

Individual Retirement Annuity Endorsement (Form No. E6004010NW) (IRA/SEP IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)

Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) (Roth IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)

Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) (SIMPLE IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)

Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) (Inherited IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(6)

Governmental Section 457 Plan Endorsement (Form No. E6004505NW) (Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(7)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (Employer Plan TSA/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)

Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(10)

Employer Plan Endorsement (EPLAN Rev. 2/98)-1 (For use with E6004308NW Employer Plan TSA/Roth 403(B), E6004405NW 401(A), Pension or Profit Sharing and E6004505NW Section 457 (Traditional & Roth) Governmental Plan) [to be filed by amendment].

(4)(c)	Strategy Endorsements

(1)	1-Year Declared Rate Strategy - Crediting Strategy Endorsement - Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW) is filed herewith.

(2)

S&P 500 1-Year Growth with Cap Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a Participation Rate for Each Term (Form No. E1825418NW) is filed herewith.

(3)

S&P 500 2-Year Growth with Cap Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a Participation Rate for Each Term (Form No. E1825518NW) [to be filed by amendment].

(4)

S&P 500 1-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825618NW) [to be filed by amendment].

(5)

S&P 500 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825718NW) [to be filed by amendment].

(6)

iShares MSCI EAFE ETF 1-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825818NW) [to be filed by amendment].

(7)

iShares MSCI EAFE ETF 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825918NW) [to be filed by amendment].

(8)

iShares U.S. Real Estate ETF 1-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826018NW) [to be filed by amendment].

(9)

iShares U.S. Real Estate ETF 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826118NW) is filed herewith.

(10)	Guaranteed Death Benefit Endorsement (Form No. E1826318NW) is filed herewith.

(4)(d)	Waiver Riders

(1)

Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)

Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)

California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)	Opinion re Legality [to be filed by amendment].

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Materials Contracts

(a)	Services Agreement between Great American Life Insurance Company and Great American Financial Resources, Inc. is filed herewith.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)	Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company is filed herewith.

(23)	Consents

(a)	Consent of legal counsel is included in Opinion re Legality [to be filed by amendment].

(b)	Consent of independent registered public accounting firm [to be filed by amendment].

(24)	Powers of Attorney are filed herewith.

(25)	Statement of Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None.

(101)	Interactive Data File [to be filed with amendment that includes financial statements].

(b)	Financial Statements [to be updated and filed by amendment]

Report of Independent Registered Public Accounting Firm

Financial Statements:

Consolidated Balance Sheet as of December 31, 2017 and 2016

Consolidated Statement of Earnings for the years ended December 31, 2017, 2016 and 2015

Consolidated Statement of Comprehensive Income for the years ended December 31, 2017, 2016 and 2015

Consolidated Statement of Changes in Equity for the years ended December 31, 2017, 2016 and 2015

Consolidated Statement of Cash Flows for the years ended December 31, 2017, 2016 and 2015

Notes to Consolidated Financial Statements

Supplementary Data:

Supplementary Insurance Information

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Number	Exhibit Description

(1)	Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(3) (a)	Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3) (b)	Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a)(1)	Index Summit 6 Individual Deferred Annuity Contract (Form No. P1825218NW)

(4)(b) (1)	Inherited Contract Endorsement (Form No. E1091612NW) (Non-Qualified Plans) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (2)	Individual Retirement Annuity Endorsement (Form No. E6004010NW) (IRA/SEP IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (3)	Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) (Roth IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (4)	Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) (SIMPLE IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (5)	Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) (Inherited IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (6)	Governmental Section 457 Plan Endorsement (Form No. E6004505NW) (Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (7)	Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(b)/Roth 403(B)) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(b) (8)	Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (Employer Plan TSA/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(b) (9)	Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(c)(1)	1-Year Declared Rate Strategy - Crediting Strategy Endorsement - Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW)

(4(c)(2)	S&P 500 1-Year Growth with Cap Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a Participation Rate for Each Term (Form No. E1825418NW).

(4)(c)(9)	iShares U.S. Real Estate ETF 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826118NW)

(4)(c)(10)	Guaranteed Death Benefit Endorsement (Form No. E1826318NW)

(4)(d) (1)	Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(d) (2)	Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(d) (3)	California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(10)(a)	Services Agreement between Great American Life Insurance Company and Great American Financial Resources, Inc.

(21)	Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company

(24)	Powers of Attorneys for John P. Gruber, Jeffrey G. Hester, Christopher P. Miliano, Mark F. Muething, and Michael J. Prager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 for Individual Deferred Annuity Contracts (P1825218NW) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on the date indicated.

Great American Life Insurance Company

By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Executive Vice President and Treasurer
Chief Financial Officer
Chief Accounting Officer
Director

Date: August 27 , 2018

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 for Individual Deferred Annuity Contracts (P1825218NW) has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Mark F. Muething	President
Mark F. Muething*	Chief Operating Officer
Director

/s/ Jeffrey G. Hester	Director
Jeffrey G. Hester*

/s/ Michael J. Prager	Director
Michael J. Prager*

/s/ Christopher P. Miliano	Executive Vice President and Treasurer	8/27/18
Christopher P. Miliano	Chief Financial Officer
Chief Accounting Officer
Director

/s/ John P. Gruber	Director	8/27/18
John P. Gruber	Senior Vice President and Secretary
General Counsel

*By:	/s/ John P. Gruber
John P. Gruber as Attorney-in-Fact
pursuant to Powers of Attorney filed herewith

Date: August 27, 2018